Exhibit 10.47

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement (“Agreement”) is entered into this 22nd day of July 2008, by Dr. Tattoff, Inc. (the “Company”), a Florida corporation, and each of the undersigned noteholders (each a “Noteholder” and together, the “Noteholders”).

BACKGROUND

WHEREAS, the Noteholders have previously loaned the Company funds in the amounts set forth in Annex A attached hereto, which loans were non-interest bearing and payable on demand (each a “Note” and together, the “Notes”); and

WHEREAS, the Company has requested, and each of the Noteholders has agreed, to convert the outstanding amount due on the Notes into shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”).

NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree follows:

1. The parties agree that the Recitals set forth above are true and correct and are incorporated into this Agreement by reference.

2. Each Noteholder hereby agrees to convert all outstanding balances due on the Notes as of July 22, 2008 (“Conversion Date”) into shares of Common Stock at a conversion price of $1.00 per share of Common Stock (the “Conversion Shares”). Each Noteholder shall also receive a warrant to purchase ½ share of Common Stock, at an exercise price of $1.00 per share, for each Conversion Share.

3. Each Noteholder hereby agrees that on the Conversion Date any and all obligations of the Company with respect to each Note shall be deemed satisfied in its entirety, and that the Company will have no further obligation under the Note nor to each respective Noteholder in any way other than to issue the Conversion Shares in the amounts set forth in Annex A attached hereto.

4. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which, taken together, shall constitute the same instrument.

5.  This Agreement may be executed by facsimile signature and that such facsimile signature shall have the same effect as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

DR. TATTOFF, INC

By:	/s/ John Keefe
Name:	John Keefe
Title:	Chief Executive Officer

ACCEPTED AND APPROVED:

ARK VENTURE CAPITAL, INC.

/s/ Robert D. Keyser, Jr.
Name: Robert D. Keyser, Jr.
Title: President

/s/ Roland R. Perry
Roland R. Perry

Annex A

Note Value	Holder	Conversion Shares	Warrants Issuable Upon Conversion
$33,626	ARK Venture Capital, Inc.	33,626	16,813
$4,750	Roland R. Perry	4,750	2,375